UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2009 (September 25, 2009)

SOUTHERN COPPER CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	File No. 1-14066	13-3849074
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

11811 North Tatum Blvd., Suite 2500, Phoenix, AZ 85028

(Address and zip code of principal executive offices)

(602) 494-5328

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  OTHER EVENTS

On September 25, 2009, Southern Copper Corporation (“SCC”) announced that its subsidiary, Industrial Minera Mexico S. A. de C.V. (“IMMSA”), Desarrolladora Intersaba, S.A. de C.V. (“INTERSABA”) and the Municipality of San Luis Potosí had reached an agreement by means of which IMMSA agrees to change the technology in order to stop using anhydrous ammonia gas in the production process at its San Luis zinc plant.  The San Luis Municipality also confirmed that local regulations permit IMMSA to use the land for industrial purposes.

As part of the agreement, INTERSABA and the Municipality of San Luis Potosi agreed to donate a real estate area that was considered by IMMSA as a buffer zone in order for IMMSA to construct a park for the recreation of the San Luis population. This agreement shows SCC’s firm commitment for a sustainable development of its mining operations.  Also IMMSA and INTERSABA agreed to settle all litigation between them relating to land permits and buffer zone, litigation which had been reported in SCC’s report on Form 10-K for 2008 and Forms 10-Q for the First and the Second Quarter of 2009 and reports of prior years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN COPPER CORPORATION

By:	/s/ Armando Ortega Gomez
Name:	Armando Ortega Gomez
Title:	Vice President, Legal, General Counsel and Secretary

Date: September 29, 2009